EXHIBIT 99.1

Green Innovations Achieves Full Year Sales Milestones in Only the First Few Months of Operations

Miami, Florida – February 13, 2013 – Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) (“Green Innovations” or the “Company”) and its wholly-owned subsidiary, Green Hygienics, Inc. (“Green Hygienics”) are pleased to announce that, due to better than anticipated initial response from wholesalers, distributors, and consumers, the Company has quickly surpassed $500,000 in sales and purchase orders.  This achievement has met and exceeded certain milestones as defined in the Company’slicensing agreement with American Hygienics Corporation (AHC) and was completed within just the first threemonths of operations whereas the agreement provided a full year for compliance.

“Initial response from wholesalers and distributors of our 100% bamboo and traditional paper products has been extremely positive and it appears that we are gaining product acceptance and momentum faster than we could have previously anticipated,” stated Mr. Tray Harrison, National Sales Manager of Green Hygienics. “The Company and its distribution partners plan to continue to build upon this momentum as we introduce many more Green Hygienics products to more and more retailers each week.”

Under terms of a Licencing Agreement between Green Hygienics Inc. (GHI) and American Hygienics Corporation (AHC), GHI has a North American exclusive arrangement with AHC for the distribution of certain AHC bamboo products for a period of five (5) years.  This agreement will automatically renew for a minimum for five (5) additional years based on certain revenue and product mix conditions being met.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation’s 100% tree-free bamboo-based product line, including personal care and paper-based goods.  The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Disclaimer

This press release contains “forward-looking statements”.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to introducing more products to more distributors.  The reader can identify these forward-looking statements by forward-looking words such as “may,” “will,” “expect,” “potential,” “anticipate,” “forecast,” “believe,” “estimate,” “project,” “plan,” “continue” or similar words.  The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information.  Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. (“Green Innovations”).  The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements.  Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations’ development activities; and labor relation matters and costs.  The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.  There can be no assurance that the Company’s ability to generate purchase orders and sales referred to in this press release is indicative of future performance or that purchase orders will result in payments received by the Company.